Exhibit 10.30

2ND EXTENSION OF EMPLOYMENT AGREEMENT

This Extension of Employment Agreement (this “Agreement”) effective as of September 30, 2004, by and between CARROLS CORPORATION (“Employer”), a corporation organized under the laws of Delaware having an address at 968 James Street, Syracuse, New York 13203 and ALAN VITULI whose principal residence is 789 Crandon Blvd., Suite 120, Key Biscayne, Florida 33149 (“Employee”).

1.	Employer and Employee previously entered into a certain employment agreement dated January 1, 1995, as amended April 3, 1996, as further amended and restated on March 27, 1997, as further amended and extended on April 1, 2002 and as further extended on November 11, 2004 (the “Employment Agreement”), which agreement is due to expire on December 31, 2005.

2.	Employer and Employee have agreed to extend the term of the Employment Agreement to December 31, 2006.

3.	The Carrols Corporation Compensation Committee has approved the extension of the Employment Agreement as herein provided.

4.	By this Agreement, the Employment Agreement is extended through December 31, 2006, upon all terms and conditions set forth in the Employment Agreement.

IN WITNESSETH WHEREOF, the parties hereto have executed and have caused this Extension of Employment Agreement to be executed as of November 1, 2004.

CARROLS CORPORATION

/s/ Joseph A. Zirkman
Name:	Joseph A. Zirkman
Title:	Vice President

/s/ Alan Vituli
Alan Vituli